Exhibit 10.5

EXECUTION VERSION
AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT
AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT, dated as of March 31, 2016 (this “Amendment”), by and among CMC LOAN FUNDING A, LLC (“Seller A”), CMC LOAN FUNDING B, LLC (“Seller B” and together with Seller A, each a “Seller” and, collectively, “Sellers”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of February 5, 2014 (as amended by that certain Amendment No. 1 to Uncommitted Master Repurchase Agreement dated as of December 23, 2014, as further amended by that certain Joinder Agreement also dated as of December 23, 2014, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, Sellers and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and Colony Capital Operating Company, LLC (“Guarantor”) has agreed to make the acknowledgements set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:
Section 1.Amendments to Repurchase Agreement.
(a)Article 2 of the Repurchase Agreement is hereby amended by adding the following new defined terms, in correct alphabetical order:
“Consolidated Subsidiaries” shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes under GAAP.
“REIT Entity” shall mean Colony Capital, Inc., a Maryland corporation.
(b)    The definition of “LIBOR”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended by (a) deleting the text “day that is two (2) London Business Days prior to that respective” immediately preceding the words “Pricing Rate Determination Date” in clause (i) thereof, (b) deleting the text “day that is two (2) London Business Days prior to that” immediately preceding the words “Pricing Rate Determination Date” in clause (ii) thereof, (c)  inserting the following text before the period at the end of the first sentence thereof: “; provided that, in each of clauses (i), (ii) and (iii) above, if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement” and (d) by adding the following sentence as the last sentence of such definition: “Notwithstanding the foregoing or any other provision in this Agreement or any other Transaction Document, in no event shall LIBOR be less than zero.”
(c)    The definition of “Replacement Guarantor”, as set forth in Article 2 of the Repurchase Agreement is hereby amended by deleting the text “CFI RE Masterco, LLC” and inserting “Colony Capital Operating Company, LLC (f/k/a CFI RE Masterco, LLC)” in lieu thereof.
(d)    The definition of “Pledgor”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended by deleting the text “Colony Mortgage Sub B, LLC” in clause (b)(i) thereof, and inserting “Colony Mortgage Sub B REIT, LLC (f/k/a Colony Mortgage Sub B, LLC)” in lieu thereof.
(e)    The following paragraph is inserted immediately after Article 11(j)(iv)(C) of the Repurchase Agreement and immediately preceding the ultimate paragraph:
“Notwithstanding the foregoing, Sellers will be permitted to satisfy their obligations with respect to the financial information relating to Guarantor described in clauses (j)(ii) and (j)(iii) above by furnishing financial information relating to REIT Entity; provided that (i) the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to REIT Entity and its Consolidated Subsidiaries, on the one hand, and the information relating to Guarantor and its Consolidated Subsidiaries on a standalone basis, on the other hand, with respect to the consolidated balance sheet and income statement and (ii) the same shall be certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of Guarantor and its Consolidated Subsidiaries on a standalone basis.”
SECTION 2.    Conditions Precedent. This Amendment shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of each Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer may reasonably request including, without limitation, secretary certificates and bring down letters (affirming the legal opinions provided to Buyer on the Closing Date), each dated as of the amendment effective date (the “Amendment Effective Date”).
SECTION 3.    Representations and Warranties. On and as of the date first above written, each Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
SECTION 4.    Acknowledgments of Guarantor.  Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of February 5, 2014 as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of December 23, 2014 (the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, and (b) that, as of the date hereof, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Transaction Documents.
SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (a) all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.
SECTION 6.    Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 7.    Costs and Expenses. Sellers shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
SECTION 8.    Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.
The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase

Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against any Seller or its property in the courts of other jurisdictions.
SECTION 9.    WAIVER OF JULY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.
SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States

By:	/s/ Thomas M. Cassino___ Name: Thomas M. Cassino Title: Vice President
SELLERS:
CMC LOAN FUNDING A, LLC,
a Delaware limited liability company
By: /s/ Mark M. Hedstrom___
Name: Mark M. Hedstrom
Title: Vice President
CMC LOAN FUNDING B, LLC,
a Delaware limited liability company
By: /s/ Mark M. Hedstrom____
Name: Mark M. Hedstrom
Title: Vice President

Acknowledged and Agreed:
COLONY CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:
By: /s/ Mark M. Hedstrom___
Name: Mark M. Hedstrom
Title: Vice President